BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	**July 8, 2013 09:15 AM Pacific Time**
Alteration Date and Time:	**Notice of Articles Altered on July 8, 2013 09:15 AM Pacific Time**

NOTICE OF ALTERATION

Incorporation Number:
BC0255727

Name of Company:
NORSAT INTERNATIONAL INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached

BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.fin.gov.bc.ca/registries

Telephone: 250 356 – 8626

NOTICE OF ALTERATION

FORM 11 – BC COMPANY

Section 257 (4) *Business Corporations Act*

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA)
The personal information requested on this form is made available to the public under the authority of the *Business Corporations Act*. Questions about how the *FIPPA* applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A. INCORPORATION NUMBER OF COMPANY

BC0255727

B. NAME OF COMPANY

NORSAT INTERNATIONAL INC.

C. ALTERATIONS TO THE NOTICE OF ARTICLES

Please indicate what information on the Notice of Articles is to be altered or added

- ☐ Company name
- ☐ A translation of company name
- ☐ Pre-existing Company Provisions
- ☐ Date of a Resolution or Court Order **(applies to special rights or restrictions only)**
- ☑ Authorized Share Structure

D. ALTERATION EFFECTIVE DATE – *Choose **one** of the following:*

- ☑ The alteration is to take effect at the time that this notice is filed with the registrar.
- ☐ The alteration is to take effect at 12:01 a.m. Pacific Time on ______________ being a date that is not more than ten days after the date of the filing of this notice.
- ☐ The alteration is to take effect at ___________ ☐ a.m. or ☐ p.m. Pacific Time on _________ being a date and time that is not more than ten days after the date of the filing of this notice.

E. CHANGE OF COMPANY NAME

The company is to change its name from ______________________________________

to *(choose **one** of the following):*

- ☐ ______________________________________. This name has been reserved for the company under name reservation number ________________ or
- ☐ a name created by adding "B.C. Ltd." after the incorporation number of the company.

F. TRANSLATION OF COMPANY NAME

Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.

Additions: Set out every new translation of the company name that the company intends to use outside of Canada.

Changes: Change the following translation(s) of the company name:

PREVIOUS TRANSLATION OF THE COMPANY NAME	NEW TRANSLATION OF THE COMPANY NAME

Deletions: Remove the following translation(s) of the company name:

G. PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the *Business Corporations Act*)

Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company.

☐ The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company.

H. AUTHORIZED SHARE STRUCTURE

Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.

YYYY / MM / DD

Set out the new authorized share structure

Identifying name of class or series of shares	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
	MAXIMUM NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO
Common	no maximum number	without par value	n/a	No

I. CERTIFIED CORRECT – I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	DATE SIGNED YYYY/MM/DD
ARTHUR CHIN	X [signature]	2013 / 07 / 05